Citigroup Global Markets Holdings Inc. Guaranteed by Citigroup Inc. 5 Year Autocallable Securities Linked to SPXF3EV6 Preliminary Terms This summary of terms is not complete and should be read with the preliminary pricing supplement below Issuer: Citigroup Global Markets Holdings Inc. Guarantor: Citigroup Inc. Underlying: The S&P 500 Futures 35% Edge Volatility 6% Decrement Index (USD) ER (ticker: “SPXF3EV6”) Pricing date: November 26, 2024 Valuation dates: Monthly, beginning approximately six months after issuance Final valuation date: November 26, 2029 Maturity date: November 29, 2029 Premium threshold value: 95.00% of the initial underlying value Final barrier value: 60.00% of the initial underlying value Automatic early redemption: If on any valuation date prior to the final valuation date the closing value of the underlying is greater than or equal to the premium threshold value, the securities will be automatically called for an amount equal to the principal plus the applicable premium Premium: At least 20.00% per annum CUSIP / ISIN: 17333AWV7 / US17333AWV78 Initial underlying value: The closing value on the pricing date Final underlying value: The closing value on the final valuation date Underlying return: (Final underlying value - initial underlying value) / initial underlying value Payment at maturity (if not autocalled): • If the final underlying value is greater than or equal to the premium threshold value: $1,000 + the premium applicable to the final valuation date • If the final underlying value is less than the premium threshold value but greater than or equal to the final barrier value: $1,000 • If the final underlying value is less than the final barrier value: $1,000 + ($1,000 п the underlying return) If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. Stated principal amount: $1,000 per security Preliminary pricing supplement: Preliminary Pricing Supplement dated November 1, 2024

Citigroup Global Markets Holdings Inc. Guaranteed by Citigroup Inc. Hypothetical Payment per Security for a Valuation Date Prior to the Final Valuation Date* Valuation Date on which the Closing Value of the Underlying Equals or Exceeds Premium Premium Hypothetical Redemption Threshold Value May 27, 2025 10.0000% $1,100.000 June 26, 2025 11.6667% $1,116.667 J u l y 28 , 202 5 13 . 3333% $1,133 . 333 Au g u s t 26 , 202 5 15 . 0000% $1,150 . 000 Se p t e mb e r 26 , 202 5 16 . 6667% $1,166 . 667 Oc t o b e r 27 , 202 5 18 . 3333% $1,183 . 333 No v e m b e r 26 , 202 5 20 . 0000% $1,200 . 000 De c e mb e r 26 , 202 5 21 . 6667% $1,216 . 667 Ja nu a r y 26 , 202 6 23 . 3333% $1,233 . 333 Fe b r u a r y 26 , 202 6 25 . 0000% $1,250 . 000 Marc h 26 , 202 6 26 . 6667% $1,266 . 667 A pri l 27 , 202 6 28 . 3333% $1,283 . 333 Ma y 26 , 202 6 30 . 0000% $1,300 . 000 J une 26 , 202 6 31 . 6667% $1,316 . 667 J u l y 27 , 202 6 33 . 3333% $1,333 . 333 Au g u s t 26 , 202 6 35 . 0000% $1,350 . 000 Se p t e mb e r 28 , 202 6 36 . 6667% $1,366 . 667 Oc t o b e r 26 , 202 6 38 . 3333% $1,383 . 333 No v e m b e r 27 , 202 6 40 . 0000% $1,400 . 000 De c e mb e r 28 , 202 6 41 . 6667% $1,416 . 667 Ja nu a r y 26 , 202 7 43 . 3333% $1,433 . 333 Fe b r u a r y 26 , 202 7 45 . 0000% $1,450 . 000 Marc h 29 , 202 7 46 . 6667% $1,466 . 667 A pri l 26 , 202 7 48 . 3333% $1,483 . 333 Ma y 26 , 202 7 50 . 0000% $1,500 . 000 J une 28 , 202 7 51 . 6667% $1,516 . 667 J u l y 26 , 202 7 53 . 3333% $1,533 . 333 Au g u s t 26 , 202 7 55 . 0000% $1,550 . 000 Se p t e mb e r 27 , 202 7 56 . 6667% $1,566 . 667 Oc t o b e r 26 , 202 7 58 . 3333% $1,583 . 333 No v e m b e r 26 , 202 7 60 . 0000% $1,600 . 000 De c e mb e r 27 , 202 7 61 . 6667% $1,616 . 667 Ja nu a r y 26 , 202 8 63 . 3333% $1,633 . 333 Fe b r u a r y 28 , 202 8 65 . 0000% $1,650 . 000 Marc h 27 , 202 8 66 . 6667% $1,666 . 667 A pri l 26 , 202 8 68 . 3333% $1,683 . 333 Ma y 26 , 202 8 70 . 0000% $1,700 . 000 J une 26 , 202 8 71 . 6667% $1,716 . 667 J u l y 26 , 202 8 73 . 3333% $1,733 . 333 Au g u s t 28 , 202 8 75 . 0000% $1,750 . 000 Se p t e mb e r 26 , 202 8 76 . 6667% $1,766 . 667 Oc t o b e r 26 , 202 8 78 . 3333% $1,783 . 333 No v e m b e r 27 , 202 8 80 . 0000% $1,800 . 000 De c e mb e r 26 , 202 8 81 . 6667% $1,816 . 667 Ja nu a r y 26 , 202 9 83 . 3333% $1,833 . 333 Hypothetical Payment per Security for a Valuation Date Prior to the Final Valuation Date (continued)* Valuation Date on which the Closing Value of the Underlying Equals or Exceeds Premium Hypothetical Redemption Premium Threshold Value Fe b r u a r y 26 , 202 9 85 . 0000% $1,850 . 000 Marc h 26 , 202 9 86 . 6667% $1,866 . 667 A pri l 26 , 202 9 88 . 3333% $1,883 . 333 Ma y 29 , 202 9 90 . 0000% $1,900 . 000 J une 26 , 202 9 91 . 6667% $1,916 . 667 J u l y 26 , 202 9 93 . 3333% $1,933 . 333 Au g u s t 27 , 202 9 95 . 0000% $1,950 . 000 Se p t e mb e r 26 , 202 9 96 . 6667% $1,966 . 667 Oc t o b e r 26 , 202 9 98 . 3333% $1,983 . 333 If the closing value of the underlying is not greater than or equal to the premium threshold value on any valuation date prior to the final valuation date, then the securities will not be automatically redeemed prior to maturity and you will not receive a premium following that valuation date. Hypothetical Payment at Maturity per Security** Assumes the securities have not been automatically redeemed prior to maturity. Hypothetical Payment at Maturity Hypothetical Underlying Return on Final Valuation Date 100.00% 50.00% 25.00% 0.00% - 5.00% $2,000.00 $2,000.00 $2,000.00 $2,000.00 $2,000.00 - 5.01% $1,000.00 - 20.00% $1,000.00 - 40.00% $1,000.00 - 40.01% $599.90 - 75.00% $250.00 - 100.00% $0.00 * The premium applicable to each valuation date will be determined on the pricing date and will be at least the percentage indicated in this offering summary. ** The hypotheticals assume that the premiums will be set at the lowest value indicated in this offering summary.

Citigroup Global Markets Holdings Inc. Guaranteed by Citigroup Inc. Selected Risk Considerations • You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final underlying value. If the final underlying value is less than the final barrier value, you will lose 1% of the stated principal amount of your securities for every 1% by which the underlying has declined from the initial underlying value. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment. • Your potential return on the securities is limited. • The securities do not pay interest. • You will not receive dividends or have any other rights with respect to the underlying. • The securities may be automatically redeemed prior to maturity. • The securities offer downside exposure, but no upside exposure, to the underlying. • The securities are particularly sensitive to the volatility of the closing value of the underlying on or near the valuation dates. • The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. defaults on its obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities. • The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. • The estimated value of the securities on the pricing date is less than the issue price. For more information about the estimated value of the securities, see the accompanying preliminary pricing supplement. • The value of the securities prior to maturity will fluctuate based on many unpredictable factors. • The issuer and its affiliates may have conflicts of interest with you. • The U.S. federal tax consequences of an investment in the securities are unclear. • The Index is highly risky because it may reflect highly leveraged exposure to the Underlying Futures Index and may therefore experience a decline that is many multiples of any decline in the Underlying Futures Index. • The Index may realize significant losses if it is not consistently successful in increasing exposure to the Underlying Futures Index in advance of increases in the Underlying Futures Index and reducing exposure to the Underlying Futures Index in advance of declines in the Underlying Futures Index. • The Index may be adversely affected by a time lag in its volatility targeting mechanism. • The Index may be adversely affected by a “decay” effect. • The Underlying Futures Index is expected to underperform the S&P 500 ® Index because of an implicit financing cost. • The performance of the Index will be reduced by a decrement of 6% per annum. • The Index may not fully participate in any appreciation of the Underlying Futures Index. • The Index may perform less favorably than it would if its volatility targeting mechanism were based on an alternative volatility measure, such as actual realized volatility, rather than implied volatility. • The Index may significantly underperform the S&P 500 ® Index. • The Index has limited actual performance information. • An affiliate of ours participated in the development of the Index. The above summary of selected risks does not describe all of the risks associated with an investment in the securities. You should read the accompanying preliminary pricing supplement and product supplement for a more complete description of risks relating to the securities. Additional Information Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed registration statements (including the accompanying preliminary pricing supplement, product supplement, underlying supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the accompanying preliminary pricing supplement, product supplement, underlying supplement, prospectus supplement and prospectus in those registration statements (File Nos. 333 - 270327 and 333 - 270327 - 01) and the other documents Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed with the SEC for more complete information about Citigroup Global Markets Holdings Inc., Citigroup Inc. and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request these documents by calling toll - free 1 - 800 - 831 - 9146. Filed pursuant to Rule 433 This offering summary does not contain all of the material information an investor should consider before investing in the securities. This offering summary is not for distribution in isolation and must be read together with the accompanying preliminary pricing supplement and the other documents referred to therein, which can be accessed via the link on the first page.